EXHIBIT 32

CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned, Alan Doyle, President (Chief Executive Officer) and Treasurer (Principal Financial Officer) of American Southwest Holdings, Inc. (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 (the “Report”). The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial results of operations of the Company.

/s/ Alan Doyle

Alan Doyle President (Chief Executive Officer), Treasurer (Principal Financial Officer) June 27, 2006